UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 26, 2005, the Compensation Committee of the Board of Directors of Gensym Corporation recommended, and on July 27, 2005 the independent directors of the Board of Directors approved, increases to the annual base salaries and target bonuses provided in the 2005 Executive Bonus Plans of Kim Mayyasi, Gensym’s President and Chief Executive Officer, and Philippe Printz, Gensym’s Vice President of Engineering. The new base salaries for each of the executives and the new target bonuses provided in the 2005 Executive Bonus Plans are set forth in the following table.

Name	New Base Salary	New 2005 Target Bonus
Kim Mayyasi	$287,500	$143,750
Philippe Printz	$152,000	$45,600

On July 27, 2005, the Board of Directors of Gensym also approved an increase to the $1,500 quarterly retainer paid to non-employee directors of Gensym for service on board committees. Effective for the quarterly period ending September 30, 2005, each non-employee director of Gensym will receive a $2,500 quarterly retainer for each committee on which the director serves. Each of Gensym’s non-employee directors must receive 10%, and may elect to receive up to 100%, of his board compensation in shares of Gensym’s common stock in lieu of cash. Each director must make his election in increments of 10% and may only change his election effective as of two specified times each year. No change was made in the amount of equity compensation paid to non-employee directors, which is described in Gensym’s proxy statement relating to its 2005 annual meeting of stockholders that was filed with the Securities and Exchange Commission on April 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: August 2nd, 2005	By:	/s/ Stephen D. Allison
	Name:	Stephen D. Allison
	Title:	Vice President, Finance and Chief Financial Officer